                                                          Amendment No. 1
                                                                to the
                                         Automatic Self Administered YRT Reinsurance Agreement
                                                        Effective June 1, 2003
                                               (hereinafter referred to as "Agreement")

                                                                between

                                                  American National Insurance Company
                                             (hereinafter referred to as "Ceding Company")
                                                   NAIC Code 60739, FEIN 74-0484030

                                                                  and

                                                  Swiss Re Life & Health America Inc.
                                             (hereinafter referred to as "Ceding Company")
                                                             Stamford, CT
                                                   NAIC Code 82627, FEIN 06-0839705

                                                            Treaty ID: U24

It is hereby  declared and agreed that effective  December 31, 2004,  Exhibit E Reinsurance  Premiums shall be replaced by the attached
Exhibit E Reinsurance Premiums in order to update the Agreement.

All other terms and conditions of this Agreement shall remain unaltered.

                                                               EXECUTION

Made in duplicate and executed by all parties.  This amendment will not be effective until all parties have signed.

For American National Insurance Company

By: Frank Broll                                         Attest:Rex D Hemme
Title:VP and Actuary

Date:December 31, 2004

For Swiss Re Life and Health America Inc.

By:M.E. Barnhart                                         Attest: Robert Gandjean
Title:

Date: December 20, 2004

                                                                                                      EXHIBIT E
                                                                                            Reinsurance Premiums

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E.1      LIFE
         Plans covered under this Agreement will be reinsured on a YRT basis, Reinsurance premiums will be based on the 75-80 Select
         & Ultimate (Male & Female) ALB rate scale shown in this Exhibit E, minus the following discounts:

Plan(s)/Rider(s)           Classification                 Discount%                        Discount%
                                                      Issues to 12/31/04             Issues 1/1/05 & later

Life Coverage         Preferred Tobacco - Non User         72% All Years                 67.8% All Years

                      Standard Tobacco - Non User          52% All Years                 44.8% All Years

                      Standard Tobacco - User                2% All Years                -12.7% All Years

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E.2      AGE BASIS
         Age last birthday

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E.3      P0LICY FEES
         The Reinsurer will not participate in any policy fees.

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E.4      RECAPTURE PERIOD
         Number of years:  10

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E.5      STANDARD RATINGS
         Premiums will be based on the standard rate increased by an extra 25% per table of assessed rating.
         Discounts are the same as those for standard life coverage.

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E.6      EXTRAS
         The total premium remitted to the Reinsurer will include the flat extra premium minus the discounts shown below:

Type of Flat Extra Premium                         First Year                           Renewal
Temporary (1-5 years)                                 10%                                   10%
Permanent (6 years & greater)                         75%                                   10%

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E.7      RIDERS AND BENEFITS
         Waiver of Premium:
         Reinsurance premiums will be 0% of the Ceding Company's premiums, as shown in this Exhibit, in the first policy year and 90%
         in renewal years.

         Accidental Death Benefit:
         Reinsurance premiums will be $0.25 per thousand in the first policy year and $0.90 per thousand in renewal years.

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PREMIUM RATES FOR PLANS, BENEFITS AND RIDERS